UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 2004
                                                          -------------


                        TENET INFORMATION SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Utah                          000-18113                87-0405405
----------------------------            -----------          ----------------
(State or other jurisdiction            (Commission          (I.R.S. Employer
     of Incorporation)                  File Number)         Identification No.)


               3380 North El Paso Street, Suite G
                  Colorado Springs, Colorado              80907
       ----------------------------------------         ----------
       (Address of principal executive offices)         (Zip Code)


       (Registrant's telephone number, including area code) (719) 630-3800

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.01  Changes in Control of Registrant.

Tenet Information Services, Inc. ("Tenet") filed a Form 8-K on July 21, 2004, reporting that on July 14, 2004, and effective as of June 30, 2004, Tenet and Let's Go Aero Inc., Colorado Springs, Colorado, ("LGA") entered into a definitive agreement for LGA's shareholders to acquire a controlling interest in Tenet through a stock-for-stock exchange. All of LGA's shareholders will exchange all of their shares of LGA common stock for a total of 5,762,214 newly issued shares of Tenet's $.001 par value common stock. The 14 former LGA shareholders will then own in the aggregate 85% of the issued and outstanding shares of Tenet.

Correction of errors in the number of outstanding shares of ("LGA") required amendment of Schedules A and Schedule B attached to the Exchange Agreement, Stock for Stock filed as an exhibit to the Form 8-K filed July 21, 2004. The original calculations were at an exchange rate of 2,181.89. shares of Tenet Information Services, Inc. ("Tenet") Common Stock to each share of LGA Common Stock. This rate has been changed to 2,157.38 shares of Tenet Common Stock to each share of LGA Common Stock. The amended schedules are attached as exhibits to this Amendment.

The following table that was part of the original 8-K filing was also amended to reflect the correction of the number of LGA shares outstanding. The following table contains information as of June 30, 2004, summarizing the expected beneficial ownership of Tenet common stock by (1) each person known to Tenet to be the beneficial owner of more than 5% of its issued and outstanding common stock, (2) Tenet's executive officers and directors individually, and (3) all Tenet's executive officers and directors as a group. Except as stated in the footnotes to the table, each of these persons exercises sole voting and investment power over the shares of common stock listed for that person.

------------------------------------------- ----------------- -------------------- -------------------
                                                                                     Percentage of
Name and Address of Beneficial Owner as                         Number of Tenet       Outstanding
        of June 30, 2004                         Position      Common Shares Held      Shares Held
------------------------------------------- ----------------- -------------------- -------------------
Marty Williams (1, 2)                          President,               2,222,490          31.0
5565 Teakwood Terrace                       Chief Executive
Colorado Springs, CO 80918                      Officer,
                                                Director
------------------------------------------- ----------------- -------------------- -------------------
Sara Williams (1, 3)                           Secretary,               2,222,490          31.0
5565 Teakwood Terrace                          Treasurer,
Colorado Springs, C) 80918                      Director
------------------------------------------- ----------------- -------------------- -------------------
Eric J. Nickerson (4)                           Director                1,988,854          28.3
1711 Chateau Ct.
Falston, MD 21047
------------------------------------------- ----------------- -------------------- -------------------
Floyd Murray                                       NA                   1,358,610          19.2
13020 Caraway Dr.
Sun City West, AZ 85375
------------------------------------------- ----------------- -------------------- -------------------
Matthew Tynan (5)                                  NA                     488,389           7.2
Tynan's VW
700 S.  Havana
Denver, CO 80012
------------------------------------------- ----------------- -------------------- -------------------
Matthew Drabczyk (6)                               NA                     453,051           6.5
Restaurant Interiors, Inc.
5530 Joliet St.
Denver, CO 80239
------------------------------------------- ----------------- -------------------- -------------------
Third Century II (7)                               NA                   1,988,854          28.3
1711 Chateau Ct.
Falston, MD 21047
------------------------------------------- ----------------- -------------------- -------------------
All Officers and Directors                                              4,211,344          56.7
as a Group (3 Persons (8))
------------------------------------------- ----------------- -------------------- -------------------

Notes to Table:

(1)  Sara Williams and Marty Williams are husband and wife.

(2) Includes 1,834,160 shares owned as joint tenant with Sara Williams, options to acquire 194,165 shares and options to acquire 194,165 shares owned by Sara Williams.

(3) Includes 1,834,160 shares owned as joint tenant with Marty Williams, options to acquire 194,165 shares and options to acquire 194,165 shares owned by Marty Williams.

(4) Includes 1,729,968 shares owned by Third Century II and options to acquire 258,886 shares owned by Third Century II. Mr. Nickerson is Senior Partner of the investment company Third Century II. Mr. Nickerson disclaims beneficial ownership of all of the shares and options owned by Third Century II. Includes 245,000 shares of Tenet owned prior to Tenet's acquisition of LGA.

(5)  Includes options to acquire 30,204 shares.

(6)  Includes options to acquire 194,165 shares.

(7)  Includes 32,361 shares owned by Eric J. Nickerson.

(8) The Directors are Marty Williams, Sara Williams and Eric J. Nickerson and includes the shares deemed directly or indirectly beneficially owned by each of them.

Note: Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Financial statements of Let's Go Aero, Inc.

(b) Pro forma financial information. Pro forma financial statements of the Registrant and Let's Go Aero, Inc.

(c) Exhibits
        2(A)----------Amendment to Schedules A & B of Acquisition Agreement,
                      Stock for Stock
        16(A)---------Letter on Change in Certifying Accountant

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding the timing and expected benefits of the acquisition of LGA by Tenet. These statements are based on management's current expectations and estimates; actual results may differ materially due to certain risks and uncertainties. For example, the ability of LGA to achieve expected results may be affected by external factors such as competitive price pressures, conditions in the economy and industry growth, and internal factors, such as future financing of the acquired operations and the ability to control expenses.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENET INFORMATION SERVICES, INC.
(Registrant)

By:  /s/ Marty Williams
     -----------------------------------------------------------
       Marty Williams
       President, Chief Executive Officer, Chairman of the Board


Date:  September 19, 2004

                          Index to Financial Statements

                        TENET INFORMATION SERVICES, INC.
                         (formerly Let's Go Aero, Inc.)
                                                                         Page
                                                                         -----

Report of Independent Auditors ........................................   F-2

Balance Sheet at June 30, 2004 ........................................   F-3

Statements of Operations, for the years ended
     June 30, 2004 and 2003 ...........................................   F-4

Statement of Changes in Shareholders' Deficit for the period from
     July 1, 2002 through June 30, 2004 ...............................   F-5

Statements of Cash Flows, for the years ended
     June 30, 2004 and 2003 ...........................................   F-6

Notes to financial statements .........................................   F-7

                         TENET INFORMATION SERVICES, INC

Reports of independent auditors .......................................   F-15

Consolidated balance sheet at June 29, 2004 ...........................   F-17

Consolidated statements of operations for the years ended
     June 29, 2004 and June 30, 2003 ..................................   F-18

Consolidated statement of changes in shareholders' equity from
     July 1, 2002 through June 29, 2004 ...............................   F-19

Consolidated statements of cash flows for the years ended
     June 29, 2004 and June 30, 2003 ..................................   F-20

Notes to consolidated financial statements ............................   F-21

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS

Introduction ..........................................................   F-27

Pro Forma Condensed Combined Statement of Operations
     for the year ended June 30, 2004 (unaudited) .....................   F-28

Notes to Pro Forma Condensed Combined Financial Information (unaudited)   F-29

                         Report of Independent Auditors


The Board of Directors and Shareholders
Tenet Information Systems, Inc.:


We have audited the accompanying balance sheet of Tenet Information Systems, Inc. (formerly Lets Go Aero, Inc.) as of June 30, 2004, and the related statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Companies Accounting Oversight Board. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tenet Information Systems, Inc. (formerly Lets Go Aero, Inc.) as of June 30, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2004 in conformity with accounting principles generally accepted in the United States.



/s/ Cordavano and Honeck, P.C.
------------------------------
Denver, Colorado
August 14, 2004

                        TENET INFORMATION SERVICES, INC.
                         (Formerly Let's Go Aero, Inc.)
                                  Balance Sheet
                                  June 30, 2004


                                     Assets
Current assets:
    Cash .........................................................   $ 180,619
    Trade accounts receivable ....................................      24,370
    Inventory, at the lowest of cost to market (Note 3) ..........      55,001
    Note receivable, current portion (Note 3) ....................       8,206
    Other current assets .........................................       2,290
                                                                     ---------

                  Total current assets ...........................     270,484

Property and equipment, at cost,
    net of accumulated depreciation (Note 3) .....................      43,061
Intangible assets (Note 3) .......................................      51,093
Note receivable, net of current portion (Note 3) .................      12,946
Other assets .....................................................       4,877
                                                                     ---------

                  Total assets ...................................   $ 382,462
                                                                     =========

                      Liabilities and Shareholders' Deficit

Current liabilities:
    Accounts payable .............................................   $ 171,616
    Accrued payroll ..............................................      81,739
    Unearned revenue (Note 4) ....................................     175,000
    Note payable, related party (Note 2) .........................      10,142
                                                                     ---------

                  Total current liabilities ......................     438,497
                                                                     ---------

Commitments and contingencies (Note 6) ...........................        --

Shareholders' deficit (Note 5):
    Preferred stock, $.01 par value;  authorized 1,000,000 shares,
       issued and outstanding, -0- shares ........................        --
    Common stock, $.001 par value;  authorized 100,000,000 shares,
       issued and outstanding, 6,779,074 shares ..................       6,779
    Additional paid-in capital ...................................        --
    Retained loss ................................................     (62,813)
                                                                     ---------

                  Total shareholders' deficit ....................     (56,034)
                                                                     ---------

                                                                     $ 382,464
                                                                     =========
                 See accompanying notes to financial statements

                        TENET INFORMATION SERVICES, INC.
                         (Formerly Let's Go Aero, Inc.)
                            Statements of Operations

                                                             For the Years Ended
                                                                   June 30,
                                                          --------------------------
                                                             2004            2003
                                                          -----------    -----------
Sales and Revenue:
    Product sales .....................................   $   128,266    $   164,334
    Royalty revenue ...................................        60,000         60,000
                                                          -----------    -----------
                   Total sales and revenue ............       188,266        224,334
                                                          -----------    -----------

Costs and expenses:
    Costs of sales and revenue ........................        80,085        131,340
    Stock-based compensation (Note 5) .................          --            5,104
    Research and development ..........................        45,770         36,288
    General and administrative ........................       428,332        458,239
                                                          -----------    -----------
                      Costs and expenses ..............       554,187        630,971
                                                          -----------    -----------

                      Operating loss ..................      (365,921)      (406,637)

Other income (expense):
    Other income ......................................            53              8
    Non-cash gain on debt conversion to equity (Note 5)       861,577           --
    Net gain on the sale of property ..................          --               92
    Other expense .....................................          --             (667)
                                                          -----------    -----------

                   Net income (loss) ..................   $   495,709    $  (407,204)
                                                          ===========    ===========

Pro forma adjustments (Note 1):
    Officers/directors salaries .......................          --             --
    Income taxes ......................................          --             --
                                                          -----------    -----------
                   Pro forma net income (loss) ........   $   495,709    $  (407,204)
                                                          ===========    ===========

Basic and diluted income (loss) per share .............   $      0.14    $     (0.12)
                                                          ===========    ===========
Basic and diluted pro forma income (loss) per share ...   $      0.14    $     (0.12)
                                                          ===========    ===========
Number of weighted average common shares
    outstanding .......................................     3,557,146      3,392,310
                                                          ===========    ===========

                 See accompanying notes to financial statements

                        TENET INFORMATION SERVICES, INC.
                         (Formerly Let's Go Aero, Inc.)
                  Statement of Changes in Shareholders' Deficit

                                                                        Additional
                                                  Common Stock           Paid-in
                                           -------------------------   -----------     Retained
                                             Shares       Par Value      Capital        Deficit          Total
                                           -----------   -----------   -----------    -----------    -----------
Balance at
    July 1, 2002 ....................... *   3,383,968   $     3,384   $   724,732    $(1,779,505)   $(1,051,389)
Sale of shares for cash ................ *      26,317            26        40,474           --           40,500
Shares issued in exchange for
    accrued interest ................... *      10,966            11         5,423           --            5,434
Common stock options granted (Note 5) ..          --            --           5,104           --            5,104
Net loss for the year ..................          --            --            --         (407,204)      (407,204)
                                           -----------   -----------   -----------    -----------    -----------
Balance at
    June 30, 2003 ...................... *   3,421,251         3,421       775,733     (2,186,709)    (1,407,555)

Sale of shares for cash ................ *     151,325           151        73,349           --           73,500
Shares issued in exchange for
    debt conversion (Note 5) ........... *   2,189,638         2,190       654,123           --          656,313
Reverse acquisition of Tenet Information
Services, Inc. (Note 7) ................     1,016,860         1,017       124,982           --          125,999
Net income for the year ................          --            --            --          495,709        495,709
S Corporation termination ..............          --            --      (1,628,187)     1,628,187           --
                                           -----------   -----------   -----------    -----------    -----------
Balance at
    June 30, 2004 ......................     6,779,074   $     6,779   $      --      $   (62,813)   $   (56,034)
                                           ===========   ===========   ===========    ===========    ===========

      *  Restated from 2,619 (See Note 1)

                 See accompanying notes to financial statements

                        TENET INFORMATION SERVICES, INC.
                         (Formerly Let's Go Aero, Inc.)
                            Statements of Cash Flows
                                                                            For the Years Ended
                                                                                 June 30,
                                                                        --------------------------
                                                                           2004            2003
                                                                        -----------    -----------
Cash flows from operating activities:
    Net income (loss) ...............................................   $   495,709    $  (407,204)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
         Depreciation and amortization ..............................        22,492         23,713
         Gain on debt conversion (Note 5) ...........................      (861,577)            92
         Stock issued for noncash consideration .....................          --           10,544
         Changes in assets and liabilities, net of effects of reverse acquisition of Tenet Information Systems, Inc.:
             Assets .................................................       (12,356)       121,896
             Noncash accrued interest expense .......................       170,689        (18,447)
                                                                        -----------    -----------
                  Net cash provided by (used in)
                     operating activities ...........................      (185,043)      (269,406)
                                                                        -----------    -----------

Cash flows from investing activities:
    Purchase of equipment and other assets ..........................       (28,124)       (18,999)
    Proceeds from sale of equipment .................................          --            6,900
    Cash acquired in acquisition of
      Tenet Information Systems, Inc (Note 7) .......................       164,094           --
                                                                        -----------    -----------
                  Net cash provided by (used in)
                     investing activities ...........................       135,970        (12,099)
                                                                        -----------    -----------

Cash flows from financing activities:
    Proceeds from  long-term debt ...................................       150,000        185,267
    Sale of common stock ............................................        73,500         40,500
                                                                        -----------    -----------
                  Net cash provided by
                     financing activities ...........................       223,500        225,767
                                                                        -----------    -----------

                  Net change in cash ................................       174,427        (55,738)

    Cash, beginning of period .......................................         6,192         61,930
                                                                        -----------    -----------

    Cash, end of period .............................................   $   180,619    $     6,192
                                                                        ===========    ===========

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Income taxes ..................................................   $      --      $      --
                                                                        ===========    ===========
      Interest ......................................................   $      --      $      --
                                                                        ===========    ===========

    Noncash investing and financing transactions:
      Acquisition of Tenet Information Systems, Inc.:
         net assets (net of cash) ...................................   $   (38,095)   $      --
                                                                        ===========    ===========
      Stock issued in exchange for long-term debt ...................   $   656,313    $      --
                                                                        ===========    ===========
      Accrued interest added to loan principal ......................   $   184,857    $      --
                                                                        ===========    ===========
      Long-term debt converted to common stock ......................   $(1,518,470)   $      --
                                                                        ===========    ===========

                 See accompanying notes to financial statements

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


(1) Organization and summary of significant accounting policies

Organization, basis of presentation and Liquidity
-------------------------------------------------
Lets Go Aero, Inc. ("We", "Us" or "Our") was incorporated in Colorado on April 14, 1998. We develop intellectual property for the automotive, recreation vehicle and recreation industries. We also manufacture and distribute various types of specialty trailers and cargo carrying enhancements as well as related parts, accessories and services for the automobile, recreational vehicle and recreational equipment industries. Specialty trailers are manufactured at our outsourced facilities in Elkhart, Indiana while accessories are currently manufactured in our outsourced facilities in Colorado Springs. We also sell our products directly to end-user customers.

Inherent in our business are various risks and uncertainties, including our limited operating history, historical operating losses and dependence upon strategic alliances. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

We have experienced negative cash flow from operations since our inception and we have expended, and expect to continue to expend, substantial funds to continue our development and marketing efforts. As a result, we had a net capital deficiency at June 30, 2004. Based on our current operating plans, management believes that cash at June 30, 2004, along with proceeds from future revenues, futures sales of common stock and the cash received in our recent recapitalization, will be sufficient to meet operating needs for the foreseeable future. The actual funds that we will need to operate during this period will be determined by many factors, some of which are beyond our control. Lower than anticipated sales of our products or higher than anticipated expenses could require us to need additional financing sooner than expected. There is no assurance that we will be successful in selling additional shares of common stock to the public. Our business plan projects profits in June 2005.

Effective June 30, 2004, we acquired Tenet Information Systems, Inc., a Utah public shell company, in a reverse acquisition in order to access the capital markets to fund our business plans. This acquisition also provided $125,999 in net assets and $164,094 in cash.

In 2004, we changed our year-end from December 31.

Fair Values of Financial Instruments
------------------------------------
The carrying values of cash, accounts receivable, notes receivable, accounts payable, notes payable and accrued liabilities approximate fair value due to (1) the short-term maturities of these assets and liabilities or (2) their terms.

Financial Statement Estimates
-----------------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. The more significant estimates are used for such items as: valuation of inventory, depreciable lives of property and equipment, allowance for doubtful accounts, and reserves for warranty. As better information becomes available or as actual amounts are determinable, the recorded estimates are revised. Ultimate results could differ from these estimates.

Concentrations
--------------
We purchase all of our plastic shells from one supplier. The purchases represented approximately 46 % and 44 % of cost of sales for the years ended June 30, 2004 and 2003, respectively. Although there are a limited number of

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


manufacturers of plastic shells, management believes that other suppliers could provide similar shells on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

Receivables
-----------
Receivables are stated net of an allowance for doubtful accounts of $-0- at June 30, 2004. We believe that all receivables at June 30, 2004 are fully collectible.

Inventories
-----------
Inventories are stated at the lower of cost, as determined on average cost basis, or market and includes materials, labor and overhead costs. Raw materials consist of the cost of materials required to produce trailers and accessories and to support parts sales and service. Work in process consists of costs related to materials, plastic shells, labor and overhead related to the production process.

Prepaid expenses
----------------
Prepaid expenses primarily include the unamortized portion of annual casualty and third party liability insurance premiums. These premiums are amortized to expense over the insurance year.

Property and Equipment
----------------------
 Property and equipment are stated at cost, while repair and maintenance items are charged to expense as incurred. Depreciation is provided for financial reporting purposes using straight-line and accelerated methods over estimated useful lives of 3 to 7 years for machinery and equipment and 10 years for furniture.

Certain tooling used to make our plastic shells is held for use at our subcontractors' facilities in Elkhart, Indiana.

Intangible Assets
-----------------
We have patents issued and pending to protect our intellectual property. These patents relate to how cargo can be attached and carried on a vehicle's hitch receiver, frame, or body surface. Patents are amortized on a straight-line basis and charged to amortization expense over the anticipated life of the patent. Costs of patents pending are deferred until the patent is granted. We will not begin amortization until the patent is granted.

Impairment of Long-Lived Assets
-------------------------------
In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we evaluate our long-lived assets, including related intangibles, of identifiable business activities for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on management's estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value determine the amount of the impairment recognized. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change.

When determining whether impairment of one of our long-lived assets has occurred, we must estimate the undiscounted cash flows attributable to the asset or asset group. Our estimate of cash flows is based on assumptions that could change in the future.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset. No impairment charges were recognized during each of the years ended June 30, 2004 and 2003.

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


Revenue Recognition
-------------------
We recognize revenue from the sale of trailers and accessories when there is persuasive evidence that title and risks of ownership are transferred to the customer, which generally is upon shipment or customer pick-up. Accordingly, no provision for sales allowances or returns is normally required except in unusual circumstances.

Revenue from sales of parts is recognized when the part has been shipped. Revenues related to shipping and deliveries are included as a component of net sales and the related shipping costs are included as a component of cost of sales.

Royalty income is recognized based on the terms specified in contractual settlement agreements.

Product Warranty
----------------
Our products are covered by product warranties for one year after the date of sale. At the time of sale, the Company recognizes estimated warranty costs, based on prior history and expected future claims, by a charge to cost of sales and records an accrued liability. The accrued liability is reduced as actual warranty costs are paid and is evaluated periodically to validate previous estimates and known requirements and adjusted as necessary.

Research and Development Expenses
---------------------------------
Research and development expenses were incurred in fiscal 2004 and 2003 and totaled $45,000 and $36,288, respectively. R&D costs are expensed as incurred.

Income Taxes
------------
We account for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

In tax years prior to June 30, 2004, we elected to be taxed as an S corporation on our federal and state income tax returns. In lieu of corporate income taxes, the shareholders were taxed on their proportionate share of our earnings from the effective date of the election, which was March 1998.

For periods prior to the revocation of our tax status, we have provided unaudited pro forma income tax information in our statements of operations to reflect as salaries distributions to officers/directors made while we were an S corporation and to reflect an estimated tax provision. Note 8 is presented in accordance with SFAS 109 as if we had been subject to Federal and state income taxes during fiscal years 2004 and 2003.

Stock-based Compensation
------------------------
The Company accounts for all stock options under SFAS No. 123. However, as permitted by SFAS No. 123, the Company accounts for stock options granted to employees under the intrinsic method and stock options granted to non-employees under the fair value method. Directors, acting in their capacity as directors, are considered employees for this purpose. Under the intrinsic method, no compensation expense is recorded if the option's price equals or exceeds the fair value of the underlying stock. Under the fair value method, compensation expense is recorded based on the fair value of the option. When the intrinsic value method is elected, compensation expense is measured also under the fair value method, but reported on a "pro forma" basis. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


The value of shares of stock issued for services to 3rd party vendors and suppliers is computed based on the quoted market price of our common stock on the dates the services were performed.

Pro Forma Adjustments
---------------------
The accompanying statements of operations include pro forma adjustments to reflect as salaries distributions to officers/shareholders which were made while we were an S corporation and to reflect an estimated provision for income taxes. The effective income tax rate used on the pro forma adjustments is that estimated had we been a C corporation during the periods presented.

Earnings (Loss) Per Share
-------------------------
Basic earnings (loss) per share are determined by dividing net income (loss) by the weighted-average number of common shares outstanding during the year. Diluted earnings (loss) per share are determined by dividing net income (loss) by the weighted-average number of common shares and common stock equivalents outstanding, increased by the assumed exercise of stock options convertible into common stock, for which the effect of exercise using the treasury stock method would be dilutive.
All common shares reflected in the accompanying financial statements have been restated upon the exchange rates of common stock issued in connection with the reverse acquisition of Tenet Information Systems, Inc.

New Accounting Pronouncements
-----------------------------
In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (Interpretation No. 45). Interpretation No. 45 clarifies the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. Interpretation No. 45 also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain types of guarantees. Certain types of guarantees are not subject to the initial recognition and measurement provisions of Interpretation No. 45 but are subject to its disclosure requirements. The initial recognition and initial measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The guarantor's previous accounting for guarantees issued prior to the date of the initial application of Interpretation No. 45 shall not be revised or restated. The disclosure requirements in Interpretation No. 45 are effective for financial statements of interim or annual periods ended after December 15, 2002. We applied the initial recognition and initial measurement provisions of Interpretation No. 45 to guarantees issued or modified after December 31, 2002. For more information on the Company's guarantees and the disclosure requirements of Interpretation No. 45, as applicable to the Company, see Notes 2 and 8 to these consolidated financial statements.

In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure- an amendment of FASB Statement No. 123" (SFAS 148). SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. We adopted the transitional disclosure provisions of SFAS No. 148 for the year ended June 30, 2003.

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within the scope of SFAS No. 150 as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company will apply SFAS No. 150 to any financial instruments entered into or modified after May 31, 2003. The transition to SFAS No. 150 did not have a material effect on our Company's financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), revised December 2003. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial
Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. All companies with variable interests in variable interest entities created after January 31, 2003, shall apply the provisions of this Interpretation to those entities immediately. We do not expect the impact of this new interpretation to have a material impact on our Company's financial position or results of operations because it does not have any such entities.

(2)  Related Party Transactions

We have a note payable in the amount of $10,142 due to a former director at June 30, 2004. The note bears interest at 8% and is unsecured and due on demand. During the year ended June 30, 2004, principal payments of $16,294 were made to the former director. The note payable is reflected as note payable, related party in the accompanying financial statements.

In June 2004, we issued 2,189,638 shares of our common stock to extinguish convertible debt totaling $1,518,440. The convertible debt consisted of notes payable to insiders and was converted at the rate of approximately 1.45 shares of common stock for each $1.00 of notes payable. We recorded a gain on the beneficial conversion in the accompanying financial statements totaling $861,577 with a corresponding credit to paid-in-capital.

(3) Balance Sheet Components

Inventory
---------

At June 30, 2004, inventory consisted of:

Raw materials...........    $15,119
Finished goods..........     39,882
                            -------
                            $55,001
                            =======

Property and Equipment
----------------------

At June 30, 2004, major classes of property and equipment were:

Furniture and fixtures .................   $  20,433
Equipment ..............................      84,894
Tooling, held offsite ..................       8,361
                                           ---------
                                             113,688
Less: accumulated depreciation               (70,627)
                                           ---------
                                           $  43,061
                                           =========

                         TENET INFORMATION SYSTEMS, INC.
                          (Formerly Lets Go Aero, Inc.)
                          Notes to Financial Statements


Intangible Assets
-----------------

At June 30, 2004, intangible assets consisted of:

Patents, net of $13,319 in accumulated amortization.......   $39,579
Deferred patent application costs ........................    11,513
                                                             -------
                                                             $51,092
                                                             =======
Note Receivable
---------------

At June 30, 2004, note receivable consisted of:


Unsecured note receivable from an individual,
       with interest at 8 percent, with quarterly
       installments of $2,000, maturing
       in February 2007 ................................   $ 21,152
Less: current portion ..................................     (8,206)
                                                           --------
                                                           $ 12,946
                                                           ========

(4) Unearned Revenue

In May 2002, we licensed certain intellectual property to Advanced Accessory Systems, LLC, (AAS) for five years. We received an upfront payment against future royalties of $300,000, which we deferred. For accounting purposes, we reflect the payment in royalty income, pro-rata, over the life of the licenses. In fiscal years 2004 and 2003, respectively, we recognized $60,000 and $60,000 in royalty revenue. The balance of unearned revenue was $175,000 as of June 30, 2004.

(5) Shareholders' Deficit

Features of Preferred Stock
Our preferred stock may be issued from time-to-time in one or more series. Our Board of Directors is authorized to (1) divide the preferred stock into series;
(2) establish the number of preferred shares in a series; and (3) fix and determine the relative rights and preferences of any series of our preferred stock.

Debt Conversion
---------------
On June 30, 2004, we issued 2,189,638 shares of our common stock to extinguish debt totaling $1,518,440. The debt consisted of notes payable plus accrued interest payable to insiders convertible into common stock at the rate of approximately 1.45 shares for each $1.00 of notes payable. The quoted market price of the common stock on the conversion date was $.30 per share or $656,892. We recorded a gain on the beneficial conversion of $861,577.

Stock Options
-------------
In September 2002, we granted options to a consultant to purchase 53,935 shares of its common stock for media consulting services. The options were vested and exercisable as of the grant date and expire in September 2007. In March 2003, we granted options to a consultant to purchase 30,203 shares of our common stock for consulting services. The options were vested and exercisable as of the grant date and expire in March 2008. In April 2003, we granted options to a consultant to purchase 280,459 shares of our common stock for consulting services. These options were vested and exercisable as of the grant date and expire in April 2008. We recorded $5,104 in stock-based compensation related to the option grants.

The weighted average fair value of options granted during fiscal year 2003 estimated on the dates of grant using the Black-Scholes option-pricing model was approximately $.01 per share. The fair value of the options granted is estimated on the date of grant using the following assumptions: dividend yield of zero, expected volatility of -0- percent, risk-free interest rate of 2 percent, and an expected life of 2.5 years. No options were exercised during the year ended June 30, 2004.

The status of the Company's stock options are summarized as follows:

                                                       Weighted
                                             Number    Average
                                           of Shares   Exercise
                                          Exercisable   Price
                                           ---------   ---------
            Outstanding at July 1, 2002    1,143,411   $   0.70
            Granted ....................     364,597   $   0.70
            Exercised ..................        --         --
            Canceled ...................        --         --
                                           ---------   ---------
            Outstanding at June 30, 2003   1,508,008   $   0.70
            Granted ....................        --         --
            Exercised ..................        --         --
            Canceled ...................        --         --
                                           ---------   ---------
            Outstanding at June 30, 2004   1,508,008   $   0.70
                                           =========   =========

As of June 30, 2004, the quoted market price of the Company's common stock, as determined by a national quotation system, was $0.30 per share.


(6) Commitments

We lease our office space under a non-cancelable operating lease. Future minimum lease payments are as follows for the years ending June 30:

         2005..........   $15,689
         2006..........    16,473
         2007..........    15,796
                          -------
                          $47,958
                          =======

We recorded rent expense in the amount of $25,144 and $20,697 for the years ended June 30, 2004 and 2003, respectively.

(7) Reverse Acquisition

On June 30, 2004, Lets Go Aero, Inc. ("LGA") exchanged 100 percent of its outstanding shares of common stock for 5,762,214 shares of the common stock of Tenet Information Systems, Inc. ("TIS") in a reverse acquisition. This acquisition has been treated as a recapitalization of LGA, a Colorado corporation, with TIS the legal surviving entity. Since TIS had, prior to recapitalization, minimal assets (consisting principally of cash and receivables) and no operations, the recapitalization has been accounted for as the sale of 1,016,860 shares of LGA common stock for the net assets of TIS. Costs of the transaction have been charged to the period.

(8)  S Corporation Termination

We terminated our S Corporation tax status on June 30, 2004 in conjunction with debt conversion discussed in Note 5. At that date we had $1,691,000 in undistributed losses. The accompanying financial statements include the transfer of $1,628,189 from accumulated deficit to additional paid-in capital.

                         Report of Independent Auditors


To The Board of Directors of
Tenet Information Services, Inc:


We have audited the accompanying consolidated balance sheet of Tenet Information Services, Inc. (a Utah corporation) and subsidiary as of June 29, 2004 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended June 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tenet Information Services, Inc. and subsidiary as of June 29, 2004, and the results of its operations and its cash flows for the year ended June 29, 2004 in conformity with accounting principles generally accepted in the United States.




/s/ Cordovano and Honeck, P.C.
------------------------------
Cordovano and Honeck, P.C.
Denver, Colorado
September 13, 2004

               Report of Independent Certified Public Accountants


To The Board of Directors and Stockholders Tenet Information Services, Inc.


We have audited the accompanying consolidated balance sheet of Tenet Information Services, Inc. (a Utah corporation) and subsidiary as of June 30, 2003 (not separately included herein) and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 2003 and 2002 (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tenet Information Services, Inc. as of June 30, 2003, and the results of their operations and their cash flows for years ended June 30, 2003 and 2002 in conformity with accounting principles generally accepted in the United States.




/s/ Hansen, Barnett & Maxwell
-----------------------------
Hansen, Barnett & Maxwell
Salt Lake City, Utah
September 5, 2003

                        Tenet Information Services, Inc.
                           Consolidated Balance Sheet
                                  June 29, 2004

                                     Assets
Current assets:
    Cash and cash equivalents ....................................  $   164,094
    Accounts and notes receivables:
       Trade, net of allowance ...................................        9,850
       Notes, current portion (Note 3) ...........................        8,206
                                                                    -----------
                  Total current assets ...........................      182,150

Property and equipment, at cost ..................................        5,175
       Less: accumulated depreciation ............................       (4,057)
                                                                    -----------
                                                                          1,118

Notes receivable, net of current portion (Note 3) ................       12,946
Other assets .....................................................        3,575
                                                                    -----------

                Total assets .....................................  $   199,789
                                                                    ===========

                      Liabilities and Shareholders' Equity
Liabilities:
    Accounts payable .............................................  $    43,370
    Accrued expenses .............................................       20,278
    Note payable, related party (Note 2) .........................       10,142
                                                                    -----------
                  Total liabilities ..............................       73,790
                                                                    -----------

Commitments (Note 4) .............................................         --

Shareholders' equity (Note 6):
    Preferred stock , $.01 par value; authorized 1,000,000 shares,
       issued and outstanding -0- shares .........................         --
    Common stock , $.001 par value; authorized 100,000,000 shares,
       issued and outstanding  1,018,310 shares ..................        1,017
    Additional paid-in capital ...................................    4,896,715
    Accumulated deficit ..........................................   (4,771,733)
                                                                    -----------

                  Total shareholders' equity .....................      125,999
                                                                    -----------

                                                                    $   199,789
                                                                    ===========

           See accompanying notes to consolidated financial statements

                        Tenet Information Services, Inc.
                      Consolidated Statements of Operations
                                                               For Years Ended
                                                            ----------------------
                                                             June 29,    June 30,
                                                               2004        2003
                                                            ---------    ---------
Revenues ................................................   $  74,139    $ 525,856

Cost of revenues ........................................        --        189,756
                                                            ---------    ---------

Gross profit ............................................      74,139      336,100

Other operating expenses:
    Selling, general and administrative .................     214,571      220,387
    Software development ................................        --        119,984
                                                            ---------    ---------

               Loss from operations .....................    (140,432)      (4,271)

Other income and expenses:
    Interest income .....................................       2,359          342
    Interest expense ....................................      (3,917)     (17,706)
    Gain from sale of operations (Note 3) ...............     308,559         --
    Gain from extinguishment of debt (Note 5) ...........      19,288         --
    Reimbursement of expenses ...........................      53,987         --
                                                            ---------    ---------

               Income before income taxes ...............     239,844      (21,635)

    Income tax provision (Note 7) .......................        --           --
                                                            ---------    ---------

               Net income from continuing operations ....     239,844      (21,635)

Discontinued operations - profit from consulting division
    (net of gain on sale of assets of $74,804) ..........        --         99,109
                                                            ---------    ---------

               Net income ...............................   $ 239,844    $  77,474
                                                            =========    =========

Basic earnings per common share:
    Income before discontinued operations ...............   $    0.25    $   (0.02)
                                                            =========    =========

    Discontinued operations .............................   $    --      $    0.10
                                                            =========    =========

    Net income ..........................................   $    0.25    $    0.08
                                                            =========    =========

Weighted average number of common shares outstanding * ..     971,027      966,810
                                                            =========    =========

     *  Restated 1 for 20 stock split. See Note 6.

           See accompanying notes to consolidated financial statements

                        Tenet Information Services, Inc.
            Consolidated Statement of Changes in Shareholders' Equity
                       July 1, 2002 through June 29, 2004
                                                                                              Deficit
                                                                                             accumulated
                                     Preferred Stock        Common Stock       Additional      during
                                  ---------------------   -------------------   paid-in      development
                                 Shares     Par Value      Shares   Par Value   capital        stage         Total
                                  -----   -------------   ---------   ------   ----------   -----------    ---------
Balance at
        July 1, 2002 ..........    --     $        --*      968,310   $  967   $4,872,265   $(5,089,051)   $(215,819)
Net income ....................    --              --          --       --           --          77,474       77,474
                                  -----   -------------   ---------   ------   ----------   -----------    ---------

Balance at
       June 30, 2003 ..........    --              --       968,310      967    4,872,265    (5,011,577)    (138,345)
Stock issued as compensation on
    June 8, 2004 (Note 1) .....    --              --        50,000       50       24,450          --         24,500
Net income ....................    --              --          --       --           --         239,844      239,844
                                  -----   -------------   ---------   ------   ----------   -----------    ---------

Balance at
    June 29, 2004 .............    --     $        --     1,018,310   $1,017   $4,896,715   $(4,771,733)   $ 125,999
                                  =====   =============   =========   ======   ==========   ===========    =========

     * Restated 1 for 20 stock split. See Note 6.

           See accompanying notes to consolidated financial statements

                        Tenet Information Services, Inc.
                      Consolidated Statements of Cash Flows
                                                               For Years Ended
                                                         -----------------------------
                                                        June 29, 2004    June 30, 2003
                                                         ------------     ------------
Cash flows from operating activities:
    Net loss .........................................   $    239,844     $     77,474
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Depreciation and amortization ................          1,824            9,462
        Provision for bad debt .......................          1,611             --
        Common stock issued for services .............         24,500             --
        Gain from sale of operations .................       (308,559)         (74,804)
        Gain from extinguishment of debt .............        (19,288)            --
        Changes in operating assets and liabilities:
          Current assets .............................         79,636           29,364
          Current liabilities ........................       (212,308)         (44,597)
                                                         ------------     ------------

                 Net cash used in
                   operating activities ..............       (192,740)          (3,101)

Cash flows from investing activities:
    Purchase of assets ...............................           --             (4,234)
    Proceeds from sale of assets .....................        314,400             --
    Proceeds from collections of loans ...............          4,548             --
                                                         ------------     ------------

                 Net cash provided by
                   investing activities ..............        318,948           (4,234)

Cash flows from financing activities:
    Payments to lines of credit, notes payable and
      and current portion of long-term debt ..........        (33,364)            --
                                                         ------------     ------------

                 Net cash used in
                   financing activities ..............        (33,364)            --

                 Net change in cash and
                   cash equivalents ..................         92,844           (7,335)

Cash and cash equivalents:
    Beginning of period ..............................         71,250           78,585
                                                         ------------     ------------

    End of period ....................................   $    164,094     $     71,250
                                                         ============     ============


Supplemental  disclosure of cash flow  information:
    Cash paid during the period for:
      Interest .......................................   $      3,917     $      5,669
                                                         ============     ============
      Income taxes ...................................   $       --       $       --
                                                         ============     ============
      Note receivable from sale of consulting division   $       --       $     25,700
                                                         ============     ============
      Disposal of furniture, fixtures and equipment ..   $       --       $     94,824
                                                         ============     ============
    Noncash operating activities:
      Extinguishment of debt .........................   $     19,288     $       --
                                                         ============     ============

           See accompanying notes to consolidated financial statements

                        Tenet Information Services, Inc.
                   Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies

Organization

Tenet Information Services, Inc. ("Tenet"), a Utah corporation, designs and markets a computer-based medical and health information system related primarily to emergency departments (the "EDNet System"). During fiscal 1996, Tenet expanded its operations by merging with National Microcomputer Corporation ("NMC") and acquiring certain assets of The International Healthcare Consulting Group, Inc. ("HCG"). NMC designed and marketed the integrated information management/patient tracking system for use in emergency departments of hospitals and urgent care centers (the "EDNet System"). HCG has provided healthcare institutions, mainly hospitals, with consulting services to assist the institutions in achieving a more efficient, lower cost care delivery model while maintaining the highest quality of care standards.

Tenet and its wholly owned subsidiary, NMC, (collectively, "the Company") sell and lease computer software license rights to hospitals throughout the United
States. In addition, the Company sells maintenance contracts for these information systems. Substantially all of the Company's revenues are generated from hospitals and therefore, the Company's financial performance is partially dependent upon the viability of the healthcare economic sector.

Tenet sold its consulting division on May 23, 2003 and its remaining operations on October 22, 2003. (See Note 3.)

Basis of Presentation

The consolidated financial statements include the accounts of the Company's majority-owned subsidiary after the elimination of all significant intercompany accounts and transactions. The accompanying consolidated financial statements for the year ended June 30, 2003 include reclassifications that were made to conform to the current year presentation. Those reclassifications had no impact on reported net income or stockholders' equity. The Company consolidates entities when it has the ability to control the operating and financial decisions and policies of that entity. The determination of ability to control or exert significant influence over an entity involves the use of judgment of the extent of the control or influence and that of the other equity owners or participants of the entity.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at June 29, 2004.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to ten years. Maintenance and repairs are charged to expense as incurred and major improvements or betterments are capitalized. Gains or losses on sales or retirements are included in the statement of operations in the year of disposition.

                        Tenet Information Services, Inc.
                   Notes to Consolidated Financial Statements



Software Development Costs

Costs incurred in creating computer software products are charged to operations as software development expense prior to the development of a detailed program design or a working model. After the detailed program design or working model is established, costs of producing product masters are capitalized as software development costs. The Company had no capitalized software costs at June 29, 2004.

Costs of maintenance and customer support are recognized as expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates their long-lived assets, including related intangibles, of identifiable business activities for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on management's estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value determine the amount of the impairment recognized. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change. The Company had no impaired assets at June 29, 2004.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1 Software Revenue Recognition as follows:

Revenues related to the EDNet System consist of sales of software licenses, installation of information systems and related software customization and enhancements. In addition, revenues are generated from annual software support and maintenance. Installation revenues are recognized on the percentage
completion   method   measured  by  completion   and  acceptance  of  contracted
milestones.

Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, receivables, trade payables and notes payable. The estimated fair value of financial instruments is not presented, since in management's opinion, there is no material difference between carrying amounts and estimated fair values of financial instruments as presented in the accompanying consolidated balance sheet.

The Company has concentrated its credit risk for cash by maintaining deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in cash.

In the normal course of business, the Company extends credit to its customers. The Company regularly reviews its accounts receivable and makes provisions for potentially uncollectible balances.

                        Tenet Information Services, Inc.
                   Notes to Consolidated Financial Statements


Stock based Compensation

The Company accounts for its stock options issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 and related interpretations ("APB 25"). Under APB 25, compensation expense is recognized if an option's exercise price on the measurement date is below the fair value of the Company's common stock. The Company accounts for options and warrants issued to non-employees in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which requires these options and warrants to be accounted for at their fair value.

No stock-based employee compensation cost related to options is reflected in net income, as all options had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and basic and diluted earnings per common share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock Based Compensation, to stock-based employee compensation:

                                                                 For Years Ended
                                                               --------------------
                                                                June 29,   June 30,
                                                                  2004       2003
                                                               ----------   -------
Net Income, as reported ....................................   $  241,255   $77,474
Adjust: Total stock-base employee compensation expense
     determined under fair value based method of all awards,
     including adjustments for forfeited options ...........         --       8,353
                                                               ----------   -------
Pro Forma net income .......................................   $  241,255   $85,827
                                                               ==========   =======
Basic and diluted earnings per common share as reported ....   $     0.25   $  --
                                                               ==========   =======
Basic and diluted earnings per common share pro forma ......   $     0.25   $  --
                                                               ==========   =======


In June 2004, the board of directors approved the issuance of 50,000 shares of the Company's common stock to two of its employee, as compensation. The transaction was valued based on the quoted market price of the stock, which was $0.49 per share. The Company has recorded stock-based compensation expense in the amount of $24,500 in the accompanying consolidated financial statements.

Basic and Diluted Earnings Per Share

Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution which could occur if all contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. Potentially issuable common shares which consist of stock options are excluded from the calculations of diluted loss per common share because the effects are anti-dilutive.

Warranty Cost

A one-year limited warranty from date of first use is provided on sales of software licenses. The terms of the warranty are extended to all periods where the System is covered by an applicable Support Agreement. Warranty costs have not been material in any year presented; accordingly, these costs are expensed when incurred.


(2) Related Party Transactions

The Company has a note payable in the amount of $10,142 due to an officer/shareholder at June 29, 2004. The note bears interest at 8% and is unsecured and due on demand. During the year ended June 29, 2004, principal payments of $16,294 were made to the related party. The note payable is reflected as note payable, related party in the accompanying consolidated financial statements.

(3) Disposition of Assets

Sale of Consulting Division

On May 23, 2003, the Company sold all the assets of the Company's consulting division to a shareholder and former employee of the Company. The sale included all office and computer equipment associated with the consulting division, which had a net book value of $4,926, and the right to pursue work with the Company's consulting division clients. In exchange for the purchase of the consulting division, the Company received a unsecured note receivable for $25,700, to be paid quarterly at 8% interest for the next three years and nine months or fifteen payments and assumed liabilities totaling $54,030. As of June 29, 2004, the outstanding balance of the notes receivable is $21,152.

The sale resulted in the recognition of a $74,804 gain. The consolidated financial statements present the results from the consulting division as discontinued operations. During the year ended June 30, 2003 the consulting division had revenues of $353,899 and income from operations of $24,305.

Sale of Remaining Operations

The Company entered into an asset purchase agreement with ClinicalVentures, L.L.C. ("CVLLC"), an unrelated third party, on July 29, 2003 to sell substantially all assets related to its EDNet product line, which represented substantially all of its assets remaining after the sale of the consulting division for $339,000. After the sale of assets closed on October 22, 2003 the Company no longer had any business operations. As part of the sale, (1) CVLLC assumed the obligation to support all ongoing maintenance contracts currently in force with EDNet clients; (2) purchased all of the office and computer equipment associated with the EDNet product line; and (3) acquired the right to pursue work with the Company's EDNet product line clients. The Company recorded a gain of $308,559 on the sale, which is included in other income in the accompanying consolidated financial statements.

In conjunction with the asset purchase agreement agreement, the Company and CVLLC executed a software license agreement pursuant to which CVLLC obtained a non-exclusive right and license to use the Company's EDNet and ARCNet tracking software products. The license agreement allows ClinicalVentures to distribute the software for a period of five years. In exchange, CVLLC agreed to pay 5% of the initial software license fees received during the five-year period with respect to new sales or licenses of the EDNet and ARCNet tracking products up to an aggregate of $90,000.


(4) Commitments

The Company occupies its facilities under an operating lease that expires in November 2004. Lease expense for fiscal 2004 and 2003 was $ 22,681 and $29,852, respectively.


(5) Gain on Debt Extinguishments

As of June 30, 2003, the Company had sales tax liability in the amount of $19,288 related to Hawaii excise tax, incurred ten years ago. The excise tax has been repealed by the State of Hawaii and management believes that the statute of limitations of collecting this liability has expired. The liability was written off and $19,288 was recognized as gain from debt extinguishments.

In accordance with SFAS 145, the gain from debt extinguishments did not meet the conditions for being classified as an extraordinary item and therefore was included in continuing operations.

                        Tenet Information Services, Inc.
                   Notes to Consolidated Financial Statements

(6) Capital Stock

Reverse Stock Split

At the special shareholder meeting on October 22, 2003, the shareholders approved a 1 for 20 reverse stock split of the Company's common stock and common stock options. As a result of the reverse split, the Company has 966,756 outstanding shares of stock, after adjustments for fractional shares. The accompanying consolidated financial statements are retroactively stated to reflect the transaction.


(7) Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the year ended June 29, 2004.

U.S. Statutory federal rate..........................       15.00%
State income tax rate................................        5.00%
Deferred revenue recognized
     as revenue in the current period...............        -6.00%
Net operating loss for which tax benefit
     is currently available.........................       -14.00%
                                                          ---------
                                                             0.00%
                                                          =========


At June 29, 2004, the Company had a net operating loss carry forward for federal income tax purposes of approximately $4,576,675, which was fully allowed for in the valuation allowance of $4,576,675. The valuation allowance offset the net deferred asset for which there is no assurance of recovery.

As of June 29, 2004, the Company had research and development and investment tax credit carry forwards of approximately $18,711, which were fully allowed for in the valuation allowance of $18,711.

Due to the reverse acquisition that occurred on June 30, 2004, management believes the Company has undergone an "ownership change" as defined by Section 382 of the Internal Revenue Code. Accordingly, the utilization of a portion of the net operating loss carry forwards may be limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carry forward and tax credits, no tax benefit for losses has been provided by the Company in the accompanying financial statements. The net operating loss carry forwards and tax credits will expire through fiscal year 2016 and 2006, respectively.

(8)  Stock Option Plan

The Company has adopted an incentive stock option plan and a nonqualified stock option plan. Stock options for an aggregate of 600,000 shares of common stock may be granted under these plans. Stock options under both option plans may be granted at a price per share not less than 100 percent of the fair market value of the common stock, as determined at the date of grant. Employees vest in the right to exercise their options from the first anniversary date following the date of grant to the fifth anniversary date following the date of grant. The options expire five years from the vesting date. Incentive stock options are forfeited unless exercised within zero to three months following termination of employment or twelve months if termination is due to death or disability.

During fiscal year ended June 2004 and June 2003, the Board of Directors did not authorized the issuance of any stock options outside of the Incentive Stock Option Plan to employees of the Company.

A summary of the status of the Company's options outstanding as of June 29, 2004 and June 30, 2003, and changes during the years then ended is presented as follows:

                        Tenet Information Services, Inc.
                   Notes to Consolidated Financial Statements

                                                              Weighted average
                                             Number of shares  exercise price
                                              ------------       -----------
Outstanding at July 1, 2002................        605,000       $  0.10
       Granted.............................         -            $  0.10
       Forfeited ..........................      (180,000)       $  0.10
                                              ------------       -----------
Outstanding at June 30, 2003...............       425,000        $  0.10
       Granted ............................             -        $  0.10
       Forfeited ..........................             -        $  0.10
       Cancelled ..........................      (425,000)       $
                                              ------------       -----------
Outstanding at June 29, 2004...............             -        $  0.00
                                              ============       ===========
Options exercisable at:
       June 29, 2004......................              -        $  0.00
                                              ============       ===========

(9)  Subsequent Events

Merger

Effective, June 30, 2004, Let's Go Aero, Inc. (LGA) exchanged 100 percent of its outstanding shares of common stock for 5,762,219 shares of the common stock of the Company. This acquisition has been treated as a reverse acquisition whereby LGA is considered the surviving entity. Costs of the transactions have been charged to the period. All options to purchase stock under the stock option plans were cancelled.

Lease Cancellation

On July 25, 2004, the Company cancelled its operating lease for its facilities and was released from all future liabilities.

                         TENET INFORMATION SYSTEMS, INC.
                          (formerly Lets Go Aero, Inc.)
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 2004


The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2004 (the "pro forma combined financial statements") gives effect to the merger of Lets Go Aero, Inc. ("LGA") and Tenet Information Systems, Inc. ("TIS")

The unaudited pro forma condensed combined statement of operations are presented as if the merger occurred at the beginning of the period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the notes to unaudited pro forma condensed combined financial information and the separate audited financial statements and notes thereto of each of the companies included in the pro forma as of their balance sheet dates and for the year ended June 30, 2004 for LGA and June 29, 2004 for TIS.

The unaudited Pro Forma Combined Financial Statements are based upon historical financial statements of LGA and TIS.

The Pro Forma Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Combined Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

                          PRO FORMA CONDENSED COMBINED
                             Statement of Operations
                        For the Year Ended June 30, 2004
                                                                                                 Pro Forma
                                                                                                 Adjustments
                                                                                                  Increase        Pro Forma
                                                        LGA            TIS        (Decrease)       Combined
                                                    -----------    -----------    -----------    -----------
Revenues ........................................   $   188,266    $    74,139    $      --      $   262,405
Cost of revenues ................................       (80,085)          --             --          (80,085)
                                                    -----------    -----------    -----------    -----------
                                                        108,181         74,139           --          182,320
Costs and expenses:
     Selling, general and administrative ........       428,332        160,584           --          588,916
     Research and development ...................        45,770           --             --           45,770
                                                    -----------    -----------    -----------    -----------
        Total operating expenses ................       474,102        160,584           --          634,686

        Operating loss ..........................      (365,921)       (86,445)          --         (452,366)

Other income and (expense):
     Other income (expense), net ................            53         (1,558)          --           (1,505)
     Gain from sale of operations ...............          --          308,559       (308,559)          --
     Gain from extinguishment of debt ...........          --           19,288           --           19,288
     Gain from conversion of debt ...............       861,577           --         (861,577)          --
                                                    -----------    -----------    -----------    -----------
        Loss before income taxes ................       495,709        239,844     (1,170,136)      (434,583)

Provision for income taxes (benefit) ............          --             --             --             --
                                                    -----------    -----------    -----------    -----------
        Net income ..............................   $   495,709    $   239,844    $(1,170,136)   $  (434,583)
                                                    ===========    ===========    ===========    ===========

Net loss per share:
     Basic ......................................   $      0.14    $      0.25    $     (0.26)   $     (0.10)
                                                    ===========    ===========    ===========    ===========
     Shares used for computing net loss per share     3,557,146        971,027      4,528,173      4,528,173
                                                    ===========    ===========    ===========    ===========

         See note to unaudited pro forma condensed financial statements

                         TENET INFORMATION SYSTEMS, INC.
                          (formerly Lets Go Aero, Inc.)
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 2004


Reverse Acquisition
-------------------
On June 30, 2004,LGA exchanged 100 percent of its outstanding shares of common stock for 5,762,219 shares of the common stock of TIS. This acquisition has been treated as recapitalization of LGA, a Colorado corporation, with TIS the legal surviving entity. Since TIS, prior to the recapitalization had minimal assets (consisting of cash and receivables) and no operations, the recapitalization has been accounted for as the sale of 1,016,860 shares of LGA common stock for the net assets of TIS. Costs of the transaction have been charged to the period.

As part of the reverse acquisition, holders of LGA debt totaling $1,518,440 converted their debt into 2,189,643 post-merger shares of common stock.

Accounting  and Tax Year End Change
-----------------------------------
LGA changed its year-end from December 31 to June 30.

Assumptions
-----------
A) Adjustment to eliminate the gain on the sale of substantially all operations.
B) Adjustment to eliminate the gain on debt conversion.